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                                                                  Exhibit 3.1(e)



         CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY COMPANY
                                       OF
                             JLG MANUFACTURING, LLC

         In compliance with the requirements of 15 PaC.S. Section 3913 (relating to certificate of organization), the undersigned, desiring to organize a limited liability company, hereby states that:

         1.       The name of the limited liability company is JLG
Manufacturing, LLC.

         2. The address of this limited liability company's initial registered office in this Commonwealth is: 1 JLG Drive, McConnellsburg, Fulton County, Pennsylvania 17233.

         3. The name and address, including street and number, if any, of each organizer is: Carol A. Soltes, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.

         4.       The specified effective date, if any, is October 3, 1997.

         IN TESTIMONY WHEREOF, the organizer has signed this Certificate of Organization this 2nd day of October, 1997.

                                                      /s/ Carol A. Soltes
                                                      --------------------------
                                                      Carol A. Soltes